As filed with the Securities and Exchange Commission on March 16, 1994

                                        Registration No. 33-

                      SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549

                                   FORM S-8

                            REGISTRATION STATEMENT
                                   Under
                          THE SECURITIES ACT OF 1933


                       CROWN CORK & SEAL COMPANY, INC.
           (Exact name of Registrant as specified in its charter)


       Pennsylvania                               23-1526444
(State or other jurisdiction of                 (I.R.S. employer
  incorporation or organization)                    identification no.)


9300 Ashton Road, Philadelphia, PA                 19136
(Address of principal executive offices)          (Zip Code)


                        Crown Cork & Seal Company, Inc.
                             Stock Purchase Plan
                           (Full title of the plan)


                                                     Copy to:
Richard L. Krzyzanowski, Esquire              Thomas A. Ralph, Esquire
 Executive Vice President,                    William G. Lawlor, Esquire
Secretary and General Counsel                  Dechert Price & Rhoads
Crown Cork & Seal Company, Inc.                4000 Bell Atlantic Tower
     9300 Ashton Road                              1717 Arch Street
  Philadelphia, PA  19136                       Philadelphia, PA 19103
      (215) 698-5208                               (215) 994-4000
(Name, address, and telephone number,
 including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

                                     Proposed maximum    Proposed maximum
Title of Securities   Amount to be     offering price   aggregate offering      Amount of
 to be registered       registered      per share(1)           price(1)       registration fee
Common Stock,           1,000,000        $37.5625          $37,562,500           $12,952.59
$5.00 par value

[FN]
(1) Estimated solely for purposes of determining the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, as amended. The proposed maximum offering price is based on $37.5625, the average of the high and low prices of Common Stock of Crown Cork & Seal Company, Inc. on March 10, 1994.




                                    PART II

                 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.Incorporation of Documents by Reference.

     The following documents pertaining to Crown Cork & Seal Company, Inc.
(the "Registrant") and the Crown Cork & Seal Company, Inc. Stock Purchase Plan (the "Plan") filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

     1. The Registrant's latest Annual Report on Form 10-K filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     2. All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's latest Annual Report on Form 10-K referred to above.

     3. The description of the Common Stock of the Registrant contained in the Registrant's Form 8-B Registration Statement filed with the Commission on May 2, 1989 (Registration No. 1-2227), including any amendment or report filed for the purpose of updating such description.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Item 4.Description of Securities.

     Not applicable.

Item 5.Interests of Named Experts and Counsel.

     Not applicable.

Item 6.Indemnification of Directors and Officers.

     Under the Pennsylvania Business Corporation Law of 1988, as amended
(the "PBCL"), Pennsylvania corporations have the power to indemnify any person acting as a representative of the corporation against liabilities incurred in such capacity provided certain standards are met, including good faith and the belief that the particular action or failure to take action is in the best interests of the corporation. In general, this power to indemnify does not exist in the case of actions against any person by or in the right of the corporation if the person otherwise entitled to indemnification shall have been adjudged to be liable to the corporation unless a court determines that despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to


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


indemnity for expenses that the court deems proper. A corporation is required to indemnify representatives of the corporation against expenses they may incur in defending actions against them in such capacities if they are successful on the merits or otherwise in the defense of such actions. In all other cases, if a representative of the corporation acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, indemnification is discretionary, except as may be otherwise provided by a corporation's bylaws, agreement, vote of shareholders or disinterested directors or otherwise. Indemnification so otherwise provided may not, however, be made if the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. Expenses (including attorney's fees) incurred in defending any such action may be paid by the corporation in advance of the final disposition of the action upon receipt of an undertaking by or on behalf of the representative to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the corporation.

     Section 1746 of the PBCL provides that the foregoing provisions shall not be deemed exclusive of any other rights to which a person seeking ndemnification may be entitled under, among other things, any bylaws provision, provided that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful miconduct or recklessness.

     The Registrant's Bylaws provide that the Registrant shall indemnify to the fullest extent permitted by applicable law any person who was or is a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was a director or officer of the Registrant, against all liability, loss and expense (including attorney's fees and amounts paid in settlement) actually and reasonably incurred by such person in connection with such proceeding, whether or not the indemnified liability arises or arose from any proceeding by or in the right of the Registrant.
The Registrant's Bylaws also provide that expenses incurred by a director or officer in defending (or acting as a witness in) a proceeding shall be paid by the Registrant in advance of the final disposition of such proceeding, subject to the provisions of applicable law, upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the Registrant under applicable law. Additionally, the Registrant's Bylaws limit directors' personal liability for monetary damages for any action taken, or any failure to take any action, unless (i) the director has breached or failed to perform the duties of his or her office under the PBCL's standard of care and justifiable reliance provisions and
(ii) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness. However, these provisions do not apply to the responsibility or liability of a director pursuant to any criminal statute or the payment of taxes pursuant to local, state or federal law. The
Registrant has purchased directors' and officers' liability insurance covering certain liabilities which may be incurred by the officers and directors of the Registrant in connection with the performance of their duties.

Item 7.Exemption from Registration Claimed.

     Not applicable.





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

Item 8.Exhibits.

     Reference is made to the Exhibit Index which appears on page 9 of this Registration Statement and is incorporated herein by reference for a detailed list of the exhibits filed as a part hereof.

Item 9.Undertakings.

Undertakings required by Item 512(a) of Regulation S-K

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b) of Regulation S-K

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act, (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be new registration statement relating to the securities offered therein,



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


and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Undertakings required by Item 512(h) of Regulation S-K

     Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenese incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.




                                  SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth oF Pennsylvania, on this 16th day of March 1994

                                       CROWN CORK & SEAL COMPANY, INC.


                                    By:/s/William J. Avery
                                       William J. Avery, Chairman
                                       of the Board, President and
                                       Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                             POWER OF ATTORNEY

     Each of the undersigned hereby authorizes William J. Avery and Richard L. Krzyzanowski, and each of them, as his or her attorney-in-fact, to execute in the name of each such person and to file such amendments (including post-effective amendments) to this Registration Statement as the the Registrant deems appropriate, and appoints each of such persons as attorney-in-fact to sign on his or her behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this Registration Statement.

Signature                    Title                        Date


/s/William J. Avery          Chairman of the Board,       March 03, 1994
William J. Avery             President and Chief
                             Executive Officer
                             (Principal Executive
                             Officer)

/s/Alan W. Rutherford        Executive Vice President,    March 03, 1994
Alan W. Rutherford           Chief Financial Officer
                             and Director (Principal
                             Financial Officer)

/s/Timothy J. Donahue        Financial Controller         March 03, 1994
Timothy J. Donahue           (Principal Accounting
                             Officer)




/s/Henry E. Butwel           Director                     March 03, 1994
Henry E. Butwel


/s/Charles F. Casey          Director                     March 07, 1994
Charles F. Casey


/s/Francis X. Dalton         Director                     March 07, 1994
Francis X. Dalton


/s/Francis J. Dunleavy       Director                     March 03, 1994
Francis J. Dunleavy


/s/Chester C. Hilinski       Director                     March 07, 1994
Chester C. Hilinski


/s/Richard L. Krzyzanowski  Director                     March 03, 1994
Richard L. Krzyzanowski


/s/Josephine C. Mandeville   Director                     March 04, 1994
Josephine C. Mandeville


/s/Owen A. Mandeville, Jr.   Director                     March 04, 1994
Owen A. Mandeville, Jr.


/s/Michael J. McKenna        Director                     March 04, 1994
Michael J. McKenna


/s/J. Douglass Scott         Director                     March 03, 1994
J. Douglass Scott


/s/Robert J. Siebert         Director                     March 07, 1994
Robert J. Siebert


/s/Harold A. Sorgenti        Director                     March 03, 1994
Harold A. Sorgenti




/s/Edward P. Stuart          Director                    March 03, 1994
Edward P. Stuart




                                EXHIBIT INDEX

                                                          Page Number
                                                       of Registration
Exhibit No.    Description                                Statement

4.1            Articles of Incorporation
               of Registrant (incorporated by
               reference to Exhibit 4.1 to
               Registrant's Registration
               Statement on Form S-4 filed
               with the Securities and Exchange
               Commission on March 9, 1993
               (Registration No. 33-59286)).

4.2            Bylaws of Registrant (incorporated
               by reference to Exhibit 3(b) of
               Registrant's Annual Report on Form
               10-K for the year ended December 31,
               1991 (File No. 1-2227)).

4.3            Form of Crown Cork & Seal Company,
               Inc. Stock Purchase Plan.                          10 to 19

23.1           Consent of Price Waterhouse.                          20

24.1           Power of Attorney (See
               Signature Page).                                       6